Exhibit32.2

CERTIFICATION

PURSUANT TO 18 U.S.C. SECTION1350

AS ADOPTED PURSUANT TO

SECTION906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of SemiLEDs Corporation (the “Registrant”) on Form10-K for the year ended August 31, 2021, as filed with the Securities and Exchange Commission as of the date hereof (the “Report”),I, Christopher Lee, Chief Financial Officer of the Registrant hereby certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002 that:

(1)	the Report fully complies with the requirements of section 13(a)or 15(d)of the Securities Exchange Act of 1934, as amended; and
(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated: November 29, 2021	/s/ Christopher Lee
Name: Christopher Lee
Title: Chief Financial Officer